EXHIBIT 5.1
                                                                     -----------

                               Wiggin and Dana LLP
                               400 Atlantic Street
                                 P.O. Box 110325
                        Stamford, Connecticut 06911-0325
                                 www.wiggin.com
                                  203-363-7630
                                203-363-7676 fax

July 21, 2006

CAS Medical Systems, Inc.
44 East Industrial Road
Branford, Connecticut 06405

Ladies and Gentlemen:

     We have acted as counsel for CAS Medical Systems, Inc., a Delaware corporation (the "Company") in connection with the registration statement on Form S-3 filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), for the registration and sale from time to time of up to 1,485,500 shares (the "Shares") of common stock, par value $0.004 per share, of the Company (the "Common Stock"), which includes up to 1,279,000 shares of Common Stock issuable upon the exercise of presently exercisable warrants (the "Warrants"). The Common Stock is to be offered and sold by the selling stockholders named in the Registration Statement (the "Selling Stockholders"). Such registration statement, as it may be amended from time to time, is herein referred to as the "Registration Statement".

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion.

     Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized, and (i) with respect to the 207,500 shares of Common Stock that have been issued, such shares of Common Stock are validly issued, fully paid and non-assessable and (ii) with respect to the 1,279,000 shares of Common Stock issuable upon the exercise of the Warrants, such shares of Common Stock when so issued and paid for in accordance with the terms of such Warrants, will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


Very truly yours,

/s/ WIGGIN AND DANA LLP